                                                                      Exhibit 10


                                AMENDMENT NO. 2
                         Dated as of November 25, 1997
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                         Dated as of December 12, 1996


                 This Amendment No. 2 ("Amendment") dated as of November 25, 1997 is entered into among the "Borrowers" (as defined below) and the "Lenders" (as defined in the Credit Agreement identified below). Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENT:

                 WHEREAS, Banner Aerospace, Inc., a Delaware corporation ("Banner") and Burbank Aircraft Supply, Inc., a Delaware corporation ("Burbank"), as borrowers, certain financial institutions as Lenders, and Citicorp USA, Inc., as Administrative Agent, are parties to that certain Second Amended and Restated Credit Agreement dated as of December 12, 1996, as heretofore amended (the "Credit Agreement");

                 WHEREAS, Banner and Burbank have requested a certain increase in the Revolving Credit Commitments under the Credit Agreement and the amendment of certain provisions of the Credit Agreement pertaining to the advance rate against Inventory, the determination of Revolving Credit Availability, Capital Expenditure limitations, the definition of Permitted Engine Leases and the covenant limiting Investments;

                 WHEREAS, the Subsidiaries of Banner and Burbank which have heretofore been Guarantors will become borrowers and joint and several obligors with Banner and Burbank under the Credit Agreement; and

                 WHEREAS, subject to the terms and conditions stated herein, the Borrowers and the Lenders have agreed to amend the Credit Agreement as set forth below;

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 SECTION 1. Amendments to the Credit Agreement. Effective as of November 25, 1997, subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:



                 1.1 Section 1.01 is amended to delete the definitions of "Borrower", "Borrowers", "Borrowing Base", "Commercial Letter of Credit", "Concentration Account", "Concentration Account Agreement", "Effective Date", "Guarantors", "Net Cash Proceeds of Equity Securities or Indebtedness", "Permitted Engine Leases", "Projections", "Revolving Credit Availability", "Revolving Credit Commitment", "Revolving Credit Commitments", and "Standby Letter of Credit" in their entirety and substitute the following therefor:

         "Borrowers" means, collectively, Banner Aerospace, Inc., a Delaware corporation; Burbank Aircraft Supply, Inc., a Delaware corporation; Adams Industries, Inc., a Connecticut corporation; Aerospace Bearing Support, Inc., a California corporation; Aircraft Bearing Corporation, a California corporation; Banner Aerospace Services, Inc., an Ohio corporation; Banner Aerospace-Singapore, Inc., a Delaware corporation; Banner Distribution, Inc., a Delaware corporation; D A C International, Inc., a Texas corporation; Dallas Aerospace, Inc., a Texas corporation; Georgetown Jet Center, Inc., a Delaware corporation; Harco, Inc., a Delaware corporation; Matrix Aviation, Inc., a Kansas corporation; Nasam, Incorporated, a California corporation; PacAero, a California corporation; PB Herndon Aerospace, Inc., a Missouri corporation; Professional Aircraft Accessories, Inc., a Florida corporation; Professional Aviation

         Associates, Inc., a Georgia corporation; Solair, Inc., a Florida corporation; and Burbank Aircraft International, Inc., a Delaware corporation; and "Borrower" means each of the foregoing, individually.

         "Borrowing Base" means, as of any date of determination, an amount (designated as such on the Borrowing Base Certificate dated as of such date of determination) equal to the sum of (i) eighty percent (80%) of the face amount of Eligible Receivables, plus (ii) sixty-five percent (65%) of (a) the Total Book Value of Inventory (other than the Airbus Inventory if the same is subject to a Lien granted to or in favor of, or retention of title by, any Person other than the Administrative Agent) minus (b) the Texas Tax Reserve.

         "Commercial Letter of Credit" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 3.01 for the account of any Borrower, or for the account of any Subsidiary of any Borrower if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such letter of credit issued for the account of such Subsidiary, which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by a Borrower or such Subsidiary in the ordinary course of its business.

         "Concentration Account" means, collectively, the depository account of the Borrowers maintained at Citibank in New York, New York, or such other financial institution designated for such purpose by the Administrative Agent into which collections of Receivables, other proceeds of Collateral and other amounts are transferred pursuant to the terms of the Collection Account Agreements or otherwise as described in Section 4.04.

         "Concentration Account Agreement" means a written agreement, substantially in the form attached hereto as EXHIBIT C-2 with such modifications as the Administrative Agent, from time to time, deems acceptable, among the Borrowers, the Administrative Agent, and Citibank.

         "Effective Date" means November 25, 1997.

         "Guarantors" means Subsidiaries of a Borrower executing and delivering a guaranty of payment and performance of all or any portion of the Obligations; and "Guarantor" means any of the Guarantors, individually.

         "Net Cash Proceeds of Issuance of Equity Securities or Indebtedness" means (i) net cash proceeds (including cash, equivalents readily convertible into cash, and such proceeds of any notes received as consideration or any other non-cash consideration) received by any Borrower or any Subsidiary of any Borrower at any time after the Closing Date on account of the issuance of (a) equity Securities of any Borrower or any Subsidiary of any Borrower (other than (1) Capital Stock of a Subsidiary issued to a Borrower or to a Subsidiary of a Borrower, (2) Capital Stock issued pursuant to Permitted Equity Securities Options or similar employee options established after the Closing Date and (3) the Preferred Stock) or (b) Indebtedness (other than Indebtedness permitted under Section 10.01) of any Borrower or any Subsidiary of any Borrower, in each case net of all transaction costs and underwriters' discounts with respect thereto; and (ii) proceeds received by either Banner or Burbank at any time after the Closing Date as a contribution to its capital on account of the issuance of equity Securities of such Borrower.

         "Permitted Engine Leases" means leases of (i) rotables by any of the Borrowers; (ii) tools, test cells and like equipment by Dallas Aerospace, Inc. which are required for joint venture activities of Dallas Aerospace, Inc. with M&M Aircraft Services for the overhauling of CFM56 engines; and (iii) Engines by Dallas Aerospace, Inc., in each instance with respect to the property described in clauses (i),
         (ii),and (iii), either (a) sold to financial institutions reasonably acceptable to the Administrative Agent by Dallas Aerospace, Inc. or another Borrower, as applicable, as permitted under Section 10.11, or
         (b) leased from financial institutions reasonably acceptable to the Administrative Agent under Operating Leases having Dallas Aerospace, Inc. or another Borrower, as applicable, as lessee, and such financial institutions, as lessors.

         "Projections" means the financial projections and assumptions prepared by the Borrowers dated October 9, 1997 and attached hereto as EXHIBIT H.

         "Revolving Credit Availability" means the amount by which the lesser of

                 (a)      the Revolving Credit Commitments at such time and

                 (b) the Borrowing Base at such time minus the outstanding principal balance of the Term Loans at such time minus the outstanding principal balance of the Tranche B Term Loans at such time minus the outstanding principal balance of the Tranche C Term Loans at such time exceeds the sum of (1) the Revolving Credit Obligations at such time plus (2) the outstanding balance of Protective Advances at such time, plus (3) the outstanding balance of the Swing Loans at such time.

         "Revolving Credit Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, in an aggregate amount at any time outstanding which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on SCHEDULE 1.01.12 attached hereto and made a part hereof or on the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "Revolving Credit Commitments" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall be $121,500,000, as reduced from time to time pursuant to
         Section 4.01.

         "Standby Letter of Credit" means any letter of credit issued by an Issuing Bank pursuant to Section 3.01 for the account of any Borrower, or for the account of any Subsidiary of any Borrower if the Borrowers are jointly and severally liable for reimbursement of amounts drawn under such letter of credit issued for the account of such Subsidiary, which is not a Commercial Letter of Credit.

                 1.2 References in the Credit Agreement to (i) "either Borrower" shall be deemed to be references to "any Borrower", (ii) "either of them" with reference to the Borrowers shall be deemed to be references to "any of them", and (iii) "neither Borrower" shall be deemed to be references to "no Borrower".

                 1.3 Requirements in the Credit Agreement for (i) notices to be given to the Borrowers shall be deemed to be complied with if notice is given to Banner and (ii) approvals of the Borrowers shall be deemed to be complied with if approval is given by Banner on behalf of the Borrowers.

                 1.4 Section 2.02(b) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (b) Notice of Borrowing. When the Borrowers desire to borrow under this Section 2.02, they shall deliver to the Administrative Agent a Notice of Borrowing, signed by each of them, (i) on the Effective Date, in the case of a Borrowing of Revolving Loans on the Effective Date, (ii) no later than 11:00 a.m. (New York time) on the proposed Funding Date therefor, in the case of a Borrowing of Base Rate Loans after the Effective Date, and (iii) no later than 12:00 noon (New York time) at least three (3) Business Days in advance of the proposed Funding Date therefor, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, (iv) whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period and
         (vi) the Borrowers' instructions for the disbursement of the proceeds of the proposed Borrowing. In lieu of delivering such a Notice of Borrowing (except with respect to a Borrowing of Revolving Loans on the Effective Date), the

         Borrowers may give the Administrative Agent telephonic notice of any proposed Borrowing by the time required under this Section 2.02(b), if the Borrowers confirm such notice by delivery of the required Notice of Borrowing to the Administrative Agent by facsimile transmission promptly, but in no event later than 5:00 p.m. (New York time) on the same day, the original of which facsimile copy shall be delivered to the Administrative Agent within three (3) days after the date of such transmission. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.02(b) shall be irrevocable.

                 1.5  Article III is amended to delete the provisions of
Section 3.02 thereof in their entirety and substitute the following therefor:

         3.02. Transitional Provisions. SCHEDULE 3.02 contains a schedule of letters of credit issued prior to November 25, 1997 by an Issuing Bank for the account of Banner, Burbank, or a Subsidiary of Banner or Burbank, which continue outstanding as of November 25, 1997. Such letters of credit shall constitute Letters of Credit issued pursuant to Article III and be subject to the provisions of this Agreement and the Borrowers shall be jointly and severally liable for Reimbursement Obligations associated therewith. The undrawn face amount of such Letters of Credit have been included in the calculation of Letter of Credit Obligations and all liabilities of the Borrowers with respect to such Letters of Credit constitute Obligations.

and to add the following as Section 3.06:

         3.06 Authority of Banner to Bind Borrowers. Each of the Borrowers hereby irrevocably expressly authorizes Banner to execute and deliver to the Administrative Agent or Issuing Bank on behalf of all of the Borrowers applications for Letters of Credit to be issued under this Credit Agreement, Reimbursement Agreements relating thereto, and all other agreements, documents, instruments and Loan Documents required to be executed and delivered in connection with such Letters of Credit and, thereby, to fully bind each of the Borrowers with respect to the Obligations evidenced thereby, jointly and severally.

                 1.6 Section 7.01(h) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (h) Financial Position. Copies of Banner's audited financial statements for the Fiscal Year ended March 31, 1997 have been delivered to the Administrative Agent and the Lenders on or before the Effective Date. All Financial Statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrowers and their Subsidiaries as at the respective dates thereof. No Borrower and no Subsidiary of any Borrower has any Accommodation Obligation, contingent liability or liability for any taxes, long-term leases or commitments not reflected in the audited Financial Statements delivered to the Administrative Agent on or prior to the Effective Date as aforesaid, which will have or are reasonably likely to result in a Material Adverse Effect. The Projections delivered to the Administrative Agent and Lenders were, as of the Effective Date, reasonable based on reasonable assumptions and other information available to the Borrowers as of the Effective Date.

                 1.7 Section 7.01(cc) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (cc) FAA Registration. Solair, Inc., Dallas Aerospace, Inc., D A C International, Inc., and Georgetown Jet Center, Inc. are the only Borrowers as of the Effective Date that own any Aircraft, Airframes or jet Engines and Engines rated 750 or more take-off horsepower and are the only Borrowers as of the Effective Date whose Inventory and Equipment are subject to Federal Aviation Administration registration requirements. As of the Effective Date, no Subsidiary of any Borrower which is not a Borrower (i) owns any Aircraft,

         Airframes or jet Engines and Engines rated 750 or more take-off horsepower or (ii) owns Inventory or Equipment subject to Federal Aviation Administration registration requirements.

                 1.8 Section 8.03 and Section 8.04 are each amended to delete the reference therein to "the treasurer of Burbank" and to substitute therefor a reference to "the treasurer of any other Borrower".

                 1.9 Section 10.02 is amended to (i) delete the provisions of clause (b) thereof in their entirety and substitute the following therefor:

         (b) the transfer of Property (i) from a Subsidiary of a Borrower to such Borrower or (ii) from a Subsidiary of a Borrower to another Subsidiary of such Borrower; provided that the Subsidiary transferee is a Guarantor or a Borrower;

and (ii) delete the provisions of clause (g) thereof in their entirety.

                 1.10 Section 10.03 is amended to delete the provisions of clauses (i) and (j) in their entirety and substitute the following therefor:

         (i) Liens granted to the lessors under the Permitted Engine Leases against the rights of Dallas Aerospace, Inc. or another Borrower, as applicable, under subleases of Engines and other property which are the subject of the respective lessors' Permitted Engine Leases, to Persons other than a Borrower or Subsidiary of a Borrower;

         (j) Liens granted by Borrowers or Guarantors against accounts which they are permitted to establish and maintain under Sections 4.04 and
         10.16 without being subject to Collection Account Agreements to secure Contractual Obligations with respect to credit card purchases; provided that the amount on deposit in such accounts of any Borrower or any Guarantor shall be no more than $75,000 in the aggregate at any given time and such Borrower or Guarantor shall have identified such account(s) and Contractual Obligations to the Administrative Agent in writing promptly upon entering into the same; and

                 1.11 Section 10.04 is amended to delete the provisions of clauses (d), (g), and (h) in their entirety and substitute the following therefor:

         (d) Investments by a Borrower in its Subsidiaries which, if in the form of Intercompany Debt, would be permitted under Section 10.01(i);

         (g) Investments (i) by Dallas Aerospace, Inc. in a joint venture with M&M Aircraft Services, Inc. for the purpose of extending the engine overhauling capabilities of Dallas Aerospace, Inc. to CFM56 engines; provided that either (A) such Investments are in the form of Permitted Engine Leases and the amount of such Investments does not exceed $10,000,000 in the aggregate or (B) such Investments are in the form of Accommodation Obligations in support of lease financing provided to such joint venture, the aggregate amount of which Accommodation Obligations shall not exceed $4,000,000; and (ii) by Burbank in a joint venture with Xian Aircraft Corp. for the purpose of selling hardware in the Peoples Republic of China; provided that the aggregate amount of such Investments by Burbank shall not exceed $1,000,000;

         (h)  Investments of amounts not to exceed the amounts described on
         SCHEDULE 1.01.5 in the respective Permitted Acquisitions and newly formed Subsidiaries to effect the respective Permitted Acquisitions; and

                 1.12  Section 10.05 is amended to add the following as clause
(g) thereof

         (g) the guarantee by Banner of obligations in connection with lease financing provided to the joint venture permitted under Section 10.04(g) in which Dallas Aerospace, Inc. shall have made Investments permitted by Section 10.04(g); provided that such guaranteed obligations do not exceed $4,000,000 at any time outstanding;

and to change the designation "(g)" as to the final clause of Section 10.05 to "(h)".

                 1.13 Section 10.10 is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         10.10. Restriction on Fundamental Changes. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, (a) enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of such Person's business or Property, whether now or hereafter acquired, except for (i) the merger of a Subsidiary of a Borrower with and into a Borrower, (ii) the merger of a Borrower (other than Banner) with and into another Borrower, and (iii) the merger of a Guarantor with and into another Guarantor or (b) acquire by purchase or otherwise, all or substantially all of the business, property or assets of, or Capital Stock or other evidence of beneficial ownership of, any Person, except for acquisitions which are Permitted Acquisitions or joint ventures in which Investments are permitted under Section 10.04.

                 1.14 Section 10.16 is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         10.16 Bank Accounts. No Borrower shall, nor shall any Borrower permit any of its Subsidiaries to, establish or maintain any deposit account into which collections of Receivables and proceeds of other Collateral are deposited other than (a) the deposit accounts identified on SCHEDULE 10.16 attached hereto which are subject to Collection Account Agreements, (b) deposit accounts existing as of the Effective Date or established after the Effecitve Date in which amounts on deposit do not exceed $2,000,000 in the aggregate at any time and which are not subject to Collection Account Agreements, and
         (c) deposit accounts established after the Effective Date with respect to which Banner gives the Administrative Agent prior written notice of such establishment and delivers to the Administrative Agent an executed Collection Account Agreement concurrently with such deposit account being established.

                 1.15 Section 11.05 is amended to delete only the tabular provision as to "Period" and "Maximum Amount" set forth therein in its entirety and substitute the following therefor:

         Period                                    Maximum Amount
         ------                                    --------------

         4/1/95 - 3/31/96                          $10,000,000
         4/1/96 - 3/31/97                          $ 5,500,000
         4/1/97 - 3/31/98                          $ 5,000,000
         and each fiscal
         year thereafter

                 1.16 Section 13.09(d) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (d) Subordination of Liens. Each Lender and Issuing Bank hereby authorizes and directs the Administrative Agent to subordinate the Liens granted to the Administrative Agent for the benefit of the Holders against (i) the interest of Dallas Aerospace, Inc. in Engines complete as equipped and of Dallas Aerospace, Inc. or another Borrower, as applicable, in other property which are the subject of Permitted Engine Leases to the Liens permitted under Section 10.03(f) and the rights of Dallas Aerospace, Inc. under leases or subleases of Engines and of Dallas Aerospace, Inc. or another Borrower, as applicable, under leases or subleases of other property which are the subject of Permitted Engine Leases to the Liens permitted under
         Section 10.03(i) and (ii) Airbus Inventory to the purchase money Liens with respect thereto permitted under Section 10.03(d), in each case, on terms and conditions satisfactory to the Administrative Agent.

                 1.17  Article XV is amended to (i) delete the provisions of
Section 15.07(c)(i) thereof in its entirety and substitute the following therefor:

         (i) release of (A) any Borrower or any Guarantor or (B) all or a substantial part of the Collateral, other than as provided in Section 13.09(c);

and (ii) add the following provision as Section 15.23:

                 15.23. Obligations of Borrowers Joint and Several. Each of the Borrowers agrees that it shall be jointly and severally liable for all of the Obligations. Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodations to be provided by the Lenders and Issuing Banks under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them. Each of the Borrowers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. The obligations of each Borrower under the provisions of this Section 15.23 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever. Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loan made, or Letter of Credit issued, under this Agreement, notice of occurrence of any Event of Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by any Lender or Issuing Bank under or in respect of any of the Obligations, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by any Lender or Issuing Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by any Lender in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of any Lender, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws, or regulations thereunder, which might, but for the provisions of this Section 15.23, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 15.23, it being the intention of each Borrower that, so long as any of the Obligations remain unsatisfied, the obligations of such Borrower under this Section 15.23 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 15.23 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or any Lender. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or any Lender or Issuing Bank. The provisions of this Section 15.23 are made for the benefit of the Holders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of any Holder first to marshal any of its claims or to exercise any of its rights against any of the other

Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this
Section 15.23 shall remain in effect until all the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by any Holder upon the insolvency, bankruptcy or reorganization of any of the Borrowers, or otherwise, the provisions of this
Section 15.23 will forthwith be reinstated in effect, as though such payment had not been made. Notwithstanding any provision to the contrary contained herein or in any other of the Loan Documents, to the extent the joint obligations of a Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the federal Bankruptcy Code). The Borrowers hereby agree, as among themselves, that if any Borrower shall become an Excess Funding Borrower (as defined below), each other Borrower shall, on demand of such Excess Funding Borrower (but subject to the next sentence hereof and to clause (B) below), pay to such Excess Funding Borrower an amount equal to such Borrower's Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, assets, liabilities and debts of such Excess Funding Borrower) of such Excess Payment (as defined below). The payment obligation of any Borrower to any Excess Funding Borrower under this
Section 15.23 shall be subordinate and subject in right of payment to the prior payment in full of the Obligations of such Borrower under the other provisions of this Agreement, and such Excess Funding Borrower shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such Obligations. For purposes hereof, (i) "Excess Funding Borrower" shall mean, in respect of any Obligations arising under the other provisions of this Agreement (hereafter, the "Joint Obligations"), a Borrower that has paid an amount in excess of its Pro Rata Share of the Joint Obligations; (ii) "Excess Payment" shall mean, in respect of any Joint Obligations, the amount paid by an Excess Funding Borrower in excess of its Pro Rata Share of such Joint Obligations; and (iii) "Pro Rata Share", for the purposes of this Section 15.23, shall mean, for any Borrower, the ratio (expressed as a percentage) of (A) the amount by which the aggregate present fair saleable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Borrower (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower hereunder) to (B) the amount by which the aggregate present fair saleable value of all assets and other properties of such Borrower and all of the other Borrowers exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Borrower and the other Borrowers hereunder) of such Borrower and all of the other Borrowers, all as of the Effective Date.

                 1.18 All Exhibits and Schedules are deleted in their entirety and the Exhibits and Schedules attached hereto and made a part hereof shall be substituted therefor.


                 SECTION 2. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of November 25, 1997, if, and only if the Administrative Agent shall have received (a) on or before November 21, 1997, a facsimile or original executed copy of this Amendment executed by the Borrowers and the Lenders, (b) on November 25, 1997, for the accounts of (i) the respective Lenders, a fee in the amount of one-eighth of one percent (0.125%) of their respective Commitments immediately prior to this Amendment becoming effective and (ii) the respective Lenders whose Revolving Credit Commitments are increased upon this Amendment becoming effective, a fee in the amount of one-quarter of one percent (0.25%) of the amount by which their respective Revolving Credit Commitments increase, (c) on November 25, 1997, the fees described in and payable for the account of the Administrative Agent under that certain letter agreement among Banner, Burbank, and the Administrative Agent dated October 31, 1997, and (d) on or before November 25, 1997, all of the agreements, documents and instruments relating to the loan and other credit transactions contemplated by the Credit Agreement and this Amendment described in the List of Closing Documents attached hereto as EXHIBIT A, each duly executed where appropriate and in form and substance satisfactory to the Administrative Agent; without limiting the foregoing, the Borrowers hereby direct their counsel, Hogan & Hartson L.L.P., to prepare and deliver to the Administrative Agent, the Co-Agents, the Lenders, the Issuing Banks and Sidley & Austin the opinion referred to in such List of Closing Documents.

                 SECTION 3. Representations and Warranties. Borrowers hereby represent and warrant as follows:

                 3.1 The Credit Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligations of each of the Borrowers and is enforceable against each of the Borrowers in accordance with its terms.

                 3.2 No Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment.

                 3.3 Upon the effectiveness of this Amendment, Banner and Burbank hereby reaffirm all covenants, representations and warranties made by them, respectively, in the Credit Agreement to the extent the same are not amended hereby and each Borrower hereby agrees that all covenants, representations and warranties in the Credit Agreement, as amended by this Amendment, shall be deemed to have been remade, or made, as applicable, by such Borrower as of the date this Amendment becomes effective.


                 SECTION 4.  Reference to and Effect on the Credit Agreement.

                 4.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                 4.2 Except as specifically amended above or otherwise terminated in writing concurrently with this Amendment becoming effective, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 4.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Administrative Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.


                 SECTION 5. Administrative Agent Direction. The Administrative Agent is hereby authorized and directed by the Lenders and Issuing Banks, upon this Amendment becoming effective, to execute, on behalf of the Lenders and Issuing Bank, and deliver to those Borrowers which have heretofore been Guarantors in consideration of their having executed and delivered this Amendment and, by the terms hereof, become Borrowers jointly and severally liable for the Obligations, a release of the obligations of such Borrowers under the Guaranties heretofore executed and delivered by them.


                 SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


                 SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

                 SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


Borrowers:
----------

BANNER AEROSPACE, INC.                     BURBANK AIRCRAFT SUPPLY, INC.



By                                         By
  ---------------------------                --------------------------
  Eugene W. Juris                          Eugene W. Juris
  Vice President - Finance                 Vice President


ADAMS INDUSTRIES, INC.                     AEROSPACE BEARING SUPPORT,
                                                            INC.


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President


AIRCRAFT BEARING CORPORATION               BANNER AEROSPACE-SINGAPORE,
                                                            INC.


By                                         By
  ---------------------------                --------------------------
  Eugene W. Juris                           Eugene W. Juris
  Vice President - Finance                  Vice President


BANNER AEROSPACE SERVICES,                 BANNER DISTRIBUTION, INC.
INC.


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President


BURBANK AIRCRAFT                           D A C INTERNATIONAL, INC.
INTERNATIONAL, INC.


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President

DALLAS AEROSPACE, INC.                     GEORGETOWN JET CENTER, INC.


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President


HARCO, INC.                                MATRIX AVIATION, INC.


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President


NASAM INCORPORATED                         PACAERO


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President


PB HERNDON AEROSPACE, INC.                 PROFESSIONAL AIRCRAFT
                                                 ACCESSORIES, INC.


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President


PROFESSIONAL AVIATION                      SOLAIR, INC.
ASSOCIATES, INC.


By                                         By
  ---------------------------                --------------------------
 Eugene W. Juris                            Eugene W. Juris
 Vice President - Finance                   Vice President

Lenders:
--------


CITICORP USA, INC.                         PNC BANK, NATIONAL ASSOCIATION




By                                         By
  ---------------------------                --------------------------
 Timothy L. Freeman                         David J. Williams
 Attorney-in-Fact                           Vice President



THE LONG-TERM CREDIT BANK OF               CREDIT AGRICOLE INDOSUEZ
JAPAN, LTD.



By                                         By
  ---------------------------                --------------------------
 Brady S. Sadek                             David Bouhl
 Senior Vice President                      First Vice President



NATIONSBANK, N.A.                          SANWA BUSINESS CREDIT
                                                   CORPORATION



By                                         By
  ---------------------------                --------------------------
 Michael R. Heredia                         John P. Thacker
 Senior Vice President                      Vice President


THE FIRST NATIONAL BANK OF                 THE SUMITOMO BANK, LIMITED
CHICAGO


By                                         By
  ---------------------------                --------------------------
 Amy L. Robbins                             Nancy Z. Reimann
 Vice President                             Vice President



By
  ---------------------------
 James L. Hogan
 Vice President & Manager

BANK POLSKA KASA OPIEKI, S.A.              PILGRIM AMERICA PRIME RATE
                                             TRUST


By                                         By
  ---------------------------                --------------------------
 Hussein H. El-Tawil                        Thomas C. Hunt
 Vice President                             Portfolio Analyst



DEUTSCHE FINANCIAL SERVICES,               MERRILL LYNCH SENIOR FLOATING
INC.                                       RATE FUND, INC.


By                                         By
  ---------------------------                --------------------------
 Mark E. Tauber                             Gilles Marchand
 Vice President                             Authorized Signatory



MERRILL LYNCH PRIME RATE                   ML CBO IV (CAYMAN) LTD.
PORTFOLIO                                  By Protective Asset
                                           Management Company, as
                                           Collateral Manager



By                                         By
  ---------------------------                --------------------------
 Gilles Marchand                            Mark R. Okada
 Authorized Signatory                       Executive Vice President



THE ING CAPITAL SENIOR SECURED             KZH-SOLEIL CORPORATION
HIGH INCOME FUND, L.P.
By ING Capital Advisors, Inc.


By                                         By
  ---------------------------                --------------------------
 Kathleen Lenarcic                          Name:
 Vice President & Portfolio                 Title:
 Manager


Issuing Bank:
------------


CITIBANK, N.A.


By
  ---------------------------
 Name:
 Attorney-in-Fact